Consulting Services Agreement
                          -----------------------------


This Consulting Services Agreement (the "Agreement") is made and entered into as of the 21st day of August, 2003, by and between TOM REID of 2111 Turf Club Drive, Arlington, Texas, 76017, and UNIVERSAL DOMAINS INCORPORATED, a Canada federal corporation having an office at Suite 502 - 828 Howe Street, Vancouver, British Columbia, V6Z 2X2 (hereinafter referred to as "Universal Domains").

WHEREAS, Universal Domains wishes to engage consultant for the provision of bona fide services as described on Schedule "A" attached hereto and as the parties may mutually agree upon from time to time; and

WHEREAS, Universal Domains desires to engage the services of Consultant as an independent contractor and Consultant desires to provide Universal Domains such services and as the parties may mutually agree upon from time to time.

NOW, THEREFORE, for and in consideration of the premises and covenants herein contained, it is hereby agreed as follows:

1.     SERVICES
--     --------

1.1 Consultant shall act as a consultant to Universal Domains under the following terms and conditions:

       (a) Consultant is engaged in its own separate businesses and will not be devoting full time services under this Agreement;

       (b) Consultant shall provide bona fide consulting services for Universal Domains and such services must not be in connection with the offer or sale of securities in a capital-raising transaction; and

1.2 The Consultant shall devote so much of its working time and effort as is available in the performance of his or her obligations under this Agreement. Consultant shall be available at all reasonable times for consultation with representatives of Universal Domains with respect to services being performed hereunder.

1.3 Subject to Section 1.1 hereof, Consultant will provide to Universal Domains as requested from time to time by Universal Domains, the services as described in Schedule "A" attached hereto.

2.     FEE
--     ---

2.1 As consideration for the services to be provided by Consultant pursuant to this Agreement, Universal Domains shall issue or cause to be issued to Consultant 4,000,000 common shares of Universal Domains.

3.     TERM
--     ----

3.1 The term of this Agreement shall commence on the 21st day of August, 2003 (the "Commencement Date"), and shall continue for a period of 12 months.

4.     INDEPENDENT CONTRACTOR
--     ----------------------

4.1 It is understood and agreed that Consultant, in providing the services to the Company, will be acting only as an independent contractor, and nothing in this Agreement shall be construed as creating a partnership, joint venture, employer-employee relationship, or any other relationship between the parties except that of an independent contractor relationship. Consultant shall have no authority pursuant to this




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       Agreement to bind Universal Domains contractually or otherwise perform any acts as agent of Universal Domains. The duties, obligations and liabilities of the parties hereto are intended to be separate and not joint or collective, and each party hereto shall be individually responsible only for its own obligations as set out in this Agreement.

4.2 Consultant shall be responsible for the payment to the proper authority or agency of any payroll taxes, contributions for unemployment insurance, old age and survivor's insurance or annuities, withholding tax and any other tax, charge, or assessment, whether federal, state, or local, based on wages, salaries, or other remunerations paid by Consultant to Consultant's employees or contractors. Consultant shall also be responsible for any contributions to any 401(k) Plan or other pension or profit sharing plan or registered retirement savings plan that Consultant is obligated or elects to make, as well as for the payment of all insurance premiums, bonuses and other payments whatsoever to or for the benefit of Consultant's personnel. Consultant agrees to indemnify, defend and hold Universal Domains harmless against any claims, underpayments, penalties, taxes and other liabilities in connection with the payment or non-payment of any of the aforesaid taxes or contributions.

4.3 Consultant hereby absolutely, unconditionally, and irrevocably covenants and agrees to indemnify, defend and hold harmless Universal Domains from and against any and all claims, demands, liabilities, losses, costs, or expenses arising out of or in any way connected with any acts, omissions to act, or forbearances of the Consultant, which are in violation of the duties of the Consultant set forth in this Agreement or which are exclusively and solely the result of Consultant's gross negligence or willful misconduct.

4.4 Universal Domains hereby absolutely, unconditionally, and irrevocably covenants and agrees to indemnify, defend and hold Consultant harmless from and against any and all claims, demands, liabilities, losses, costs, or expenses arising out of or in any way connected with any acts, omissions to act, or forbearances of Universal Domains, its officers, directors, agents, employees, personnel or representatives, which are contrary to recommendations provided by Consultant, in violation of the duties of Universal Domains set forth in this Agreement or which are the result of Universal Domains' (or any of its officers', directors', agents', employees', personnel's or representatives') gross negligence or willful misconduct.

5.     FORCE MAJEURE
--     -------------

5.1 Neither Consultant nor Universal Domains shall be liable to the other for any delays or damage or any failure to act which is due to, occasioned, or caused by reason of federal or state laws or the rules, regulations, or orders of any public body or official purporting to exercise authority or control respecting the operations covered by this Agreement, or which is occasioned or caused by strikes, action of the elements, or other causes beyond the control of the party affected thereby. Any delay due to the above causes or any of them shall not be deemed to be a breach of or failure to perform under this Agreement.

6.     APPLICABLE LAWS
--     ---------------

6.1 This Agreement and the services and obligations to be performed hereunder shall be subject to all valid and applicable laws, orders, rules and regulations made and promulgated by duly constituted governmental authorities, and the parties hereto agree to comply with all such applicable laws, orders, rules and regulations.

6.2 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.



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7.     ASSIGNMENT
--     ----------

7.1 Neither Consultant nor Universal Domains shall assign their obligations under this Agreement or any part hereof, without the express written consent of the other party.

8.     MISCELLANEOUS
--     -------------

8.1 Any notice or other document required to be given hereunder by any party shall be deemed to have been well and sufficiently given if facsimiled or delivered by courier at, the address of the other party set forth at the beginning of this Agreement or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if couriered, seven (7) days after the time of dispatching, or if facsimiled, one (1) business day after the time of facsimile, and if delivered, upon the date of delivery. Notice will be deemed given, if delivery is refused, on the date delivery is so refused.

8.2 No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any terms or condition in the future, unless such change, modification, or waiver shall be in writing and signed by the applicable party or parties.

8.3 This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

8.4 For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each counterpart shall be deemed to be an original.

8.5 This Agreement is intended by the parties hereto to be the final expression of their Agreement relating to the subject matter hereof, and is a complete and exclusive statement of the terms thereof.

8.6 If any provision of this Agreement shall be held invalid or unenforceable, then the invalidity or unenforceability of any such provision shall not be held to invalidate any other provision hereof, which other provisions shall remain in full force and effect.

8.7 This Agreement, and all of the terms and provisions hereof, are intended for the sole and exclusive benefit of Consultant and Universal Domains, and their respective successors and assigns, and neither this Agreement nor anything contained herein is intended, nor shall it be construed, for the benefit of any third party.

IN WITNESS WHEREOF, this Agreement has been executed by Universal Domains and Consultant as of the date and year first above written.


UNIVERSAL DOMAINS INCORPORATED
------------------------------



per:   /s/ Alan Brown
       --------------------------------------------
       Authorized Signatory



/s/ Tom Reid
--------------------------------------------
TOM REID



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                                  Schedule "A"
                                  ------------


The scope of the services to be rendered by the Consultant to Universal Domains are the following:


To provide advisement services in the Oil and Gas industry.